UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2018

THE MACERICH COMPANY
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2018, the Board of Directors (the "Board") of The Macerich Company (the "Company") elected Ms. Peggy Alford to the Board.  Ms. Alford has been appointed to the Audit Committee of the Board, and will be included in the Company's slate of nominees for election to the Board at the 2018 annual meeting of stockholders.  Ms. Alford's election to the Board fills the vacancy created by the resignation of Mr. Fred S. Hubbell described below.

As a non-employee director, Ms. Alford will participate in the Company's compensation and benefit programs for all non-employee directors of the Company as described in the Company's Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the "SEC") on April 18, 2017. The Company intends to enter into its standard form indemnification agreement with Ms. Alford. There are no arrangements or understandings between Ms. Alford and any other person pursuant to which Ms. Alford was selected as a director, nor are there any transactions subject to Item 404(a) of Regulation S-K in which the Company is a participant and Ms. Alford has a material interest.

Also on March 29, 2018, Fred S. Hubbell, having served as a member of the Board since 1994, resigned from the Board.  As announced on August 9, 2017, Mr. Hubbell had at that time stepped down from the position of lead director due to the expected demands from his recently announced gubernatorial campaign in the State of Iowa and was replaced in that role by Steven Hash, who joined the Board as an independent director in late May 2015.  Mr. Hubbell has now decided to resign from the Board in order to focus his time and attention on his gubernatorial campaign and its increasing demands as the June primaries and November election approach.  His decision is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  The Board thanks Mr. Hubbell for his many years of valuable service.

A copy of the Company's press release announcing the appointment of Ms. Alford is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued March 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY (Registrant)

Date: March 30, 2018	By:	/s/ Ann C. Menard
Name: Ann C. Menard
Title: Executive Vice President, Chief Legal Officer and Secretary